Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
ELAUWIT CONNECTION, INC.

Elauwit Connection, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Elauwit Connection, Inc. The corporation was originally incorporated under the name DeltaMax, Inc. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 15, 2024.

SECOND: That, pursuant to Sections 228, 242 and 245 of the General Corporation Law, the Board of Directors and the stockholders of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation.

THIRD, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

Article One

The name of the corporation is Elauwit Connection, Inc. (the “Corporation”).

Article Two

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article Three

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

Article Four

SECTION 4.01 Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000. These shares shall be divided into two classes, with 14,900,000 shares designated as Common Stock, $0.0001 par value per share (the “Common Stock”), and 100,000 shares designated as Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

SECTION 4.02 Common Stock. Except as otherwise required by law, as provided in this Amended and Restated Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the Board of Directors with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share it holds. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the shares of Common Stock representing a majority of the votes represented by all outstanding shares of Common Stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

SECTION 4.03 Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. Subject to the provisions of this Amended and Restated Certificate of Incorporation and applicable law, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares constituting any such series of Preferred Stock and the designation thereof, and to determine (and set forth in a certificate of designation filed pursuant to the General Corporation Law) the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, or any of the foregoing. Further, the Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Article Five

The Corporation is to have perpetual existence.

Article Six

SECTION 6.01 Number. The number of directors that shall constitute the entire Board of Directors shall be determined in the manner prescribed by the Amended and Restated Bylaws of the Corporation, as amended from time to time (the “Bylaws”).

SECTION 6.02 Classification; Term. Subject to the rights of any holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes. The term of office of the initial Class I directors shall expire upon the election of directors at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation; and the term of office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing provisions of this Section 6.02, and subject to the rights of any series of Preferred Stock with respect to the election of directors, each director shall serve until that director’s successor is duly elected and qualified or until such director’s earlier death, disqualification, resignation, retirement or removal. Directors shall be natural persons but need not be stockholders.

SECTION 6.03 Rights of Holders of Preferred Stock Relating to Director Elections. Notwithstanding any of the other provisions of this Article Six, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article Six, then upon commencement and for the duration of the period during which such right continues; (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

SECTION 6.04 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

SECTION 6.05 Vacancies and Newly Created Directorships. Subject to the rights and preferences of holders of any series of outstanding Preferred Stock with respect to the election of directors, if the office of any director or directors becomes vacant by reason of death, disqualification, resignation, retirement, removal from office, or otherwise, or a new directorship is created, the majority of the directors then in office although less than a quorum, may appoint a director to fill the vacancy. A director so appointed shall hold office for the unexpired term or until the director’s successor is elected and qualified.

Article Seven

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

Article Eight

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

Article Nine

To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article Ten

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law.

Article Eleven

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article Twelve

Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation as a director, manager, officer, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity as a director, manager, officer, trustee, employee or agent or in any other capacity while serving as a director, manager, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such change) against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person, only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Twelve shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. In any suit brought by the indemnitee to enforce a right to indemnification hereunder or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Twelve or otherwise shall be on the Corporation. Any amendment, modification or repeal of any provision of this Article Twelve, whether by the stockholders or Board of Directors of the Corporation, shall not adversely affect any right or protection of an indemnitee in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Article Thirteen

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are also employees of the Corporation. No amendment or repeal of this Article Thirteen shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

Article Fourteen

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law or the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Notwithstanding the foregoing, (i) the provisions of this Article Fourteen will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery and the federal district courts of the United States of America shall, to the fullest extent permitted by law, have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Fourteen.

* * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on this 11th day of August, 2025.

/s/ Barry Rubens
Barry Rubens
Chief Executive Officer